Exhibit 16.1

December 10, 2025

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read the statements contained under the caption “Change in Independent Registered Public Accounting Firm” in the Information Statement included as Exhibit 99.1 to the Form 10 to be filed by Atrium Therapeutics, Inc. with the Securities and Exchange Commission on December 10, 2025. We agree with the statements contained therein insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, P.C.